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                                    EXHIBIT 4

     AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND
                              AUTHORIZED SIGNATORY


        Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby designates Paul M. Russo, or such other person or entity as is designated in writing by Paul M. Russo (any such person or entity is referred to as the "Designated Filer") as the beneficial owner to make a joint filing on Schedule 13D (the "Report") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the securities of Genesis Microchip Incorporated ("Genesis") beneficially owned by the Reporting Persons.

        Each Reporting Person hereby further authorizes and designates Paul M. Russo (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Report.

        Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) of the Exchange Act.





                      [THIS SPACE LEFT INTENTIONALLY BLANK]

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    IN WITNESS WHEREOF, the parties have caused this Agreement to File Jointly and Statement Appointing Designated Filer and Authorized Signatory to be duly executed on February 1, 1999.


PARADISE ELECTRONICS, INC.

By:   /s/ Jeffrey Diamond
     ------------------------------
     Jeffrey Diamond,
     President and Chief Executive Officer

     /s/ Brian S. Campbell                      /s/ Peter Dakin
     ------------------------------             ------------------------------
     Brian S. Campbell                          Peter Dakin

     /s/ James E. Donegan                       /s/ George A. Duguay
     ------------------------------             ------------------------------
     James E. Donegan                           George A. Duguay

     /s/ I. Eric Erdman                         /s/ Hamid Farzaneh
     ------------------------------             ------------------------------
     I. Eric Erdman                             Hamid Farzaneh

     /s/ A. David Ferguson                      /s/ Ronald Rohrer
     ------------------------------             ------------------------------
     A. David Ferguson                          Ronald Rohrer

     /s/ Rocco A. Schiralli                     /s/ Stephen J. Solari
     ------------------------------             ------------------------------
     Rocco A. Schiralli                         Stephen J. Solari

     /s/ William H. Welling                     /s/ Paul M. Russo
     ------------------------------             ------------------------------
     William H. Welling                         Paul M. Russo